SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                        Date of Report: February 26, 2004



                      Insight Communications Company, Inc.
             (Exact name of Registrant as specified in its charter)


     Delaware                    0-26677                         13-4053502
(State of incorporation)    (Commission File No.)           (IRS Employer
                                                             Identification No.)

                                 810 7th Avenue
                            New York, New York 10019
                    (Address of principal executive offices)


                  Registrant's telephone number: (917) 286-2300





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Item 12. Results of Operations and Financial Condition.

         On February 26, 2004, we issued a press release announcing our financial results for the quarter and year ended December 31, 2003. A copy of the press release is being furnished as Exhibit 99.1 to this report and incorporated herein by reference.

         The press release contains disclosure of operating cash flow, system cash flow and free cash flow, each of which is a financial measure that is not calculated and presented in accordance with accounting principles generally accepted in the United States ("GAAP"). Reconciliations of operating cash flow, system cash flow and free cash flow to the most directly comparable financial measures calculated and presented in accordance with GAAP are presented on pages 4, 9 and 11 to the press release. Disclosure regarding management's reasons for presenting operating cash flow, system cash flow and free cash flow appears on page 5 of the press release.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                      Insight Communications Company, Inc.
                                           (Registrant)



Date: February 26, 2004               By: /s/ Elliot Brecher
                                          --------------------
                                           Elliot Brecher
                                           Senior Vice President
                                           and General Counsel